Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "THRILLCORP, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 2015, AT 1:15 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5812272 8100

AUTHENTICATION: 2686905

151231252

DATE: 08-28-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:50 PM 08/28/2015
FILED 01:15 PM 08/28/2015
SRV 151231252 - 5812272 FILE

CERTIFICATE OF INCORPORATION
OF
ThrillCorp, Inc.

The undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does execute this Certificate of Incorporation and does hereby certify as follows:

FIRST. The name of the corporation is ThrillCorp, Inc. (the "Corporation").

SECOND. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of all classes of stock that the Corporation is authorized to issue is 100,000,000, of which 20,000,000 shares shall be Class A Common Stock and 80,000,000 shall be Class B Common Stock. Each share of Class A Common Stock and Class B Common Stock shall have a par value of $0.001. The Class A Common Stock and the Class B Common Stock shall sometimes hereinafter be referred to collectively as the "Common Stock." The number of authorized shares of any class or classes of stock may be may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Corporation, voting together as a single class.

(a) Voting Rights.

(i) Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

(ii) Each holder of shares of Class A Common Stock shall be entitled to ten (10) votes for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(iii) Each holder of shares of Class B Common Stock shall be entitled to one (1) vote for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(b) Dividends. The holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the

holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.

(c) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

FIFTH. The name and mailing address of the incorporator of the Corporation are: Jeffrey A. Bartholomew, Esq., Robin Waters & O'Dorisio, P.C., 1099 Eighteenth Street, Suite 2600, Denver, CO 80202.

SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter, and repeal the by-laws of the Corporation.

SEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification, or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal.

EIGHTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this the 27th day of August, 2015.

/s/ Jeffrey A. Bartholomew
Name: Jeffrey A. Bartholomew
Incorporator